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                                                                 EXHIBIT  10.4







                          Terms Of Business Agreement
                                       of
                            MeesPierson ICS Limited
                                      with
                             Hull Trading Asia Ltd.





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                          TERMS OF BUSINESS AGREEMENT



1.            INTRODUCTION

1.1.          This terms of business (the 'Terms of Business') constitutes a legally binding agreement that will apply to the business described herein. This Terms of Business supersedes any other Terms of Business or as relevant any other notices that may previously have been sent to the Client by MeesPierson ICS Limited ('ICS').

1.2.          No document, agreement or other arrangement referred to hereunder, or otherwise, shall be deemed to be effective unless and until such document, agreement or arrangement has been recorded in writing and signed by an authorised signatory of ICS and of the Client.

1.3.          ICS is regulated by the Securities and Futures Authority Limited
             ('SFA') in the conduct of investment business.

1.4.          This Terms of Business sets out the basis on which ICS (whose registered office and principal place of business is at Camomile Court, 23 Camomile Street, London EC3A 7PP) will provide to:
             Hull Trading Asia Limited
             ...................................................................

             whose principal place of business is
                Level 26, One Pacific Place
             ...................................................................
                88 Queensway  Hong Kong
             ...................................................................

             (the 'Client') such services with respect to dealings in investments as ICS may agree in writing with the Client from time to time in, or with reference to, this Terms of Business. ICS may also, to the extent ICS agrees in writing to do so, provide additional services or facilities to the Client.

2.            DEFINITIONS

2.1.          The expressions in this Terms of Business shall have the following meanings unless the context requires otherwise:

             'associate': any undertaking controlled by ICS; any parent company of ICS; any undertaking controlled by a parent company of ICS; or any other person whose business or domestic relationship might reasonably be expected to give rise to a community of interest;

             'business day': a day other than a Saturday or a Sunday on which commercial banks are open for this type of business in London or any other financial centre deemed necessary by ICS;

             'exchange': any recognised or designated investment exchange (as defined by the rules of SFA) of which ICS is from time to time a member;

             'FSA': the Financial Services Act 1986 as amended from time to time;

             'LIFFE': the London International Financial Futures and Options Exchange Limited;

             'rules and regulations': the rules, regulations or by-laws of any self regulating organisation or exchange which ICS is from time to time regulated by or a member of;

             'rules of SFA': shall have the meaning given in the SFA rule book;

             'self regulating organisation': shall have the meaning ascribed thereto in the FSA;

             'SFA': the Securities and Futures Authority Limited;

             'Terms of Business': this 'Terms of Business Agreement' and as appropriate any other documentation entered into between the Client and ICS in connection with the services to be provided pursuant to this Terms of Business.


2.2.          The headings in this Terms of Business are inserted for
             convenience only and shall be ignored in construing the provisions hereof. In the case that the Client is an individual all references shall apply directly to that named individual and in the case that the Client is a body corporate all references shall be to that body corporate and to all directors, employees and agents of that body corporate as may be appropriate.

3.           CATEGORISATION

3.1.          ICS is required by the rules of SFA to categorise its
             counterparties. Confirmation of the Client's categorisation under the rules of SFA will be provided to the Client by means of a separate notice. Unless
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             the Client gives ICS written notice that the Client's personal or financial circumstances have changed, ICS shall deem that the circumstances giving rise to such categorisation have not changed.

4.            SERVICES TO BE PROVIDED

4.1.          ICS shall, unless it has reasonable grounds for refusing to do so, provide the Client with execution, clearing or other additional services on or in relation to any relevant exchange in respect of transactions in any of the investments as are set out in Appendix A to this Terms of Business. For the avoidance of doubt, ICS shall not be required to enter into or otherwise accept any transaction from or on behalf of the Client unless and until such transaction shall be included, in writing, within the Terms of Business.

4.2.          In providing any service to the Client ICS shall, subject to all relevant instructions, payments and other details having been duly received from the Client, use all reasonable endeavours to:

           a) procure the registration by any relevant clearing house of contracts or transactions executed on any exchange on the instructions of or to the order of the Client (whether by ICS or otherwise);

           b) where relevant, submit to any relevant clearing house or exchange notices of exercise of options by the Client and relay to the Client notices of assignment of options against the Client.

           c) accept or make delivery of physical commodities, securities or other assets underlying any investments and

           d) provide to the Client such confirmations or statements relating to the Client's accounts as are specified in this Terms of Business.

4.3.          Without prejudice to the general willingness of ICS to execute, clear or provide other services to the Client, ICS shall not be under any obligation to enter into any particular transaction, or to accept or act in accordance with any instruction if ICS has reasonable grounds for refusing to do so.

5.            CAPACITY OF ICS

5.1.          Unless otherwise agreed in writing by ICS, ICS in providing services to the Client will act as principal and not as agent for the Client (or any client of the Client). ICS has no fiduciary obligations to the Client and, accordingly, the duties and obligations of ICS to the Client are limited to those expressly set out hereunder.

5.2.          ICS will accept any instructions to execute transactions from the
             Client on an execution-only basis and will not advise upon the merits of a particular transaction or determine whether any transaction is suitable for the Client. Accordingly, the Client will make its own judgement and decision with respect to any transactions and no representation or warranty is given by ICS as to the value, merits or suitability of any investment purchased or transaction undertaken by the Client.

6.            BEST EXECUTION

6.1.          ICS shall not owe any duty to the Client of 'best execution'
             whether under the rules of SFA or otherwise.

7.            TIME

7.1.          It is acknowledged and agreed by ICS and the Client that time shall be of the essence in relation to any payment or delivery or other obligation required under this Terms of Business, including, without limitation, the provision by the Client of any margin or other amounts due in relation to transactions under this Terms of Business.

8.            AGGREGATION OF ORDERS

8.1.          ICS may, where relevant, aggregate or combine orders for any
             Client with orders for any other client or for ICS or for any associate of ICS. Combining orders with those of other persons may result in the Client obtaining, on other occasions, a more favourable price and, on other occasions, a less favourable price, than if the order had been executed separately.

9.            INTERMEDIATE BROKERS

9.1.          The Client agrees that ICS may use any intermediate brokers
             (including non-United Kingdom intermediate brokers) in relation to any transactions effected with or for the Client.

10.           COLD CALLING

10.1.         The Client authorises ICS to visit or telephone the Client to discuss investments, or otherwise, without express invitation. While this is designed to increase the effectiveness of ICS's services, the Client may forego any statutory rights which might otherwise have entitled him to treat transactions entered into as a result of an uninvited call as unenforceable.
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11.           CLIENT'S ACCOUNT

11.1.         All assets, liabilities, rights or obligations arising from any transaction effected by ICS or any associate with or for the Client and all cash, investments, positions or other assets held by or under the control of ICS or any associate shall be deemed debited or credited (as the case may be) to one or more accounts in the name of the Client.

12.           DUE AUTHORISATION

12.1.         The Client warrants, undertakes and represents to ICS that both at the date hereof and at the time of any transaction entered into by ICS for the account of the Client:

           a) subject to this Terms of Business, and unless we agree in writing otherwise, the Client's investments or other assets to which this Terms of Business apply are and will be for so long as this Terms of Business are in force beneficially owned by the Client free from any charge, lien, pledge or encumbrance, unless the Client has expressly notified in writing ICS that the Client is acting as a trustee or agent in respect of any particular investment or other asset. In such a case the Client will warrant, undertake and represent this in respect of, and on behalf of, the person or persons for whom the Client is trustee or agent;

           b) wherever the Client acts as trustee or agent for another, the Client is authorised by the Client's principal with full power and capacity to instruct us upon the terms of this Terms of Business;

12.2.         The Client will provide ICS, forthwith upon demand, evidence reasonably satisfactory to ICS of the necessary approvals, authorisations, authorities, consents and licences referred to in Paragraph 12.1 above.

13.           AGENT OR ATTORNEY

13.1.         If the Client wishes a third party to act on behalf of the Client at any time, the Client must inform ICS in writing in such form as ICS may require of the name of such third party and acknowledge that ICS will only deal with such third party on production by them of a Power of Attorney given by the Client in their favour.

13.2.         Any direction given by such duly appointed attorney is to be understood as emanating from the Client and the Client will be fully responsible for all consequences of ICS acting on such direction.

14.           CLIENT INFORMATION

14.1. The Client will, following a request by ICS, provide promptly to ICS copies of its latest audited accounts (if applicable) and any such other financial or other information as ICS may reasonably request.

14.2.        The Client will give immediate written notification to ICS:

           a) of any material change in the personal or financial position, constitution or control of the Client or of any other change which may reasonably be thought to be relevant to the relationship between ICS and the Client;

           b) if any warranty, representation, undertaking or other information provided by the Client to ICS shall become untrue or misleading or incapable of performance in any material respect;

           c) of the occurrence of any event or circumstance referred to in Paragraph 27.1; and

           d) of any other information which may reasonably be considered material to ICS in deciding whether to provide, or continue to provide, services to the Client or in determining the basis on which such services should be provided.

15.           INSTRUCTIONS

15.1. Instructions to ICS may be communicated either in writing, by facsimile transmission, by telex or by other electronic means to ICS at the address stated in Paragraph 1.4 (or such other address as ICS shall from time to time notify in writing to the Client).

15.2.         ICS will have no obligation to act upon any instruction unless and until the instruction is actually received by ICS. Such instruction must be received by ICS during normal London business hours and allow ICS a reasonable time to carry the instruction into effect. ICS may, in its absolute discretion, refuse to accept any order or other instruction for the account of the Client.

15.3.         The Client shall be bound by, and ICS may rely on and act in accordance with, any instructions which ICS believes, in good faith, to have been given by an authorised employee, agent, officer or other representative of the Client. ICS may continue to rely upon authorised signatures provided by the Client unless and until it receives written notification of any change.
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15.4.         ICS may, if specifically agreed with the Client, and subject to the execution of such third party mandate, power of attorney or further indemnity as ICS may reasonably require, accept instructions for the account of the Client from any third party. The Client shall be bound by and ICS may rely on and act in accordance with any instructions which ICS believes, in good faith, to have been given by a duly authorised third party. Instructions from third parties must be given in writing but ICS accepts no responsibility for any errors or omissions resulting from such instructions.

15.5.         ICS will not be responsible for any delays or inaccuracies in the transmission of instructions or other information or in the clearing, registration of or exercise of rights under, transactions due to any cause beyond ICS's reasonable control. If ICS requests instructions from the Client and the Client does not respond within a reasonable time, ICS reserves the right to take such steps as it considers appropriate in the circumstances, whether for its own protection or otherwise.

15.6.         The Client agrees that all telephone conversations with ICS may, without further warning, be recorded and may be used as evidence in the event of any dispute. Such recordings will be and remain the sole property of ICS and will, in the absence of manifest error, be accepted by the Client as evidence of the orders, instructions, communications or conversations so recorded. The period of retention of such recordings shall be at the sole discretion of ICS.

16.           REPORTING

16.1.         ICS will, when required by the rules of SFA to do so, send a confirmation note relating to any transaction to the Client (or a person nominated in writing by the Client) prior to the close of the next business day following the transaction. The terms of any confirmation will, save in the case of manifest error, be conclusive unless ICS is notified in writing by or on behalf of the Client of any disagreement forthwith, and in any event, prior to the close of the third business day after the deemed date of receipt of such confirmation.

16.2.         ICS will send to the Client (or a person nominated in writing by the Client) statements of account in accordance with any applicable requirements of the rules of SFA. The terms of any account statement will, save in the case of manifest error, be conclusive unless ICS is notified in writing by or on behalf of the Client of any disagreement forthwith, and in any event, prior to the close of the third business day after the deemed date of receipt of such statement.

17.           MARGIN

17.1.         The Client agrees to pay or deliver to ICS on demand, in relation to any transaction or proposed transaction, such sums or property by way of deposit or margin as ICS may from time to time reasonably require. In relation to exchange traded transactions, such deposit or margin shall be of such amount or value as shall be not less than that required under the rules of the relevant exchange but ICS may, acting reasonably, require a greater amount of deposit or margin.

17.2.         ICS reserves the right to vary, by notice to the Client and at its sole discretion, its margin requirements at any time.

17.3.         Deposits or margin shall be provided to ICS in such manner and in such form as ICS may reasonably request.

17.4.         The Client is responsible for maintaining appropriate arrangements with ICS at all times for tile communication of margin calls from ICS.

17.5. If ICS is unable to contact the Client, having made reasonable efforts to do so, or if the Client fails to comply with its obligations to provide suitable deposit or margin to ICS within such time as ICS may reasonably determine, ICS may take such steps as it considers necessary or may exercise any of its rights hereunder to protect its position including, without limitation, its rights to close out or liquidate transactions or positions, invoice back or otherwise settle early any transaction or to sell or realise any collateral or other property held on behalf of the Client or to terminate its relationship with the Client provided that it shall at all times seek to act in such a way as it reasonably believes will minimise any potential loss and maximise any potential benefit to the Client.

18.           COLLATERAL

18.1.         The Client may provide assets, in such form as is from time to time acceptable to ICS to be held by ICS as collateral against the liabilities, from time to time being and actual or contingent, of the Client.

18.2.         Any asset which is not of a type acceptable to ISC as collateral will not be accepted by ICS as collateral against the Client's liabilities or obligations. For the avoidance of doubt, ICS neither offers nor provides, on an agreed basis or otherwise, any safe custody service as envisaged by the safekeeping rules of SFA and will
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             not accept, or continue to hold, as collateral against the Client's liabilities or obligations any asset which ceases to be acceptable to ICS as collateral.

18.3.         Any assets provided by the Client as collateral to ICS will be registered in the name of a nominee company or in the name of an eligible custodian or any other person in accordance with the Client's specific written instructions, in accordance with the rules of SFA.

18.4.         ICS will assume responsibility for claiming and receiving
             dividends, interest payments and other rights accruing to the Client.

18.5.         ICS will act on the clear written instructions of the Client regarding the exercise of conversion, subscription and voting rights and in respect of takeovers, capital reorganisations and other offers, always providing that sufficient notice is given by the Client to enable such action to be taken. In the event that ICS does not receive clear written instructions from the Client, ICS reserves the right to act or refrain from acting in relation to corporate actions in such manner as it may determine to be in the best interests of the Client but will not be under any liability whatsoever for any loss or damage sustained by the Client as a result of any action or otherwise on the part of ICS.

18.6.         ICS accepts no liability to the Client for the default of any eligible custodian or nominee company, except that ICS does not disclaim responsibility for any losses which may be proven as arising directly from the fraud or willful default or negligence of ICS or from the default of MeesPierson ICS Nominees Limited.

18.7.         ICS shall have the right (subject to an obligation to account to the Client for property of the same nature and description but not necessarily identical to the property originally delivered to ICS and subject to ICS's other rights hereunder) to pledge, charge, loan or otherwise use or dispose of all or part of any deposit, margin or other property provided by the Client (or on the Client's behalf) to ICS under this Terms of Business as if ICS were the beneficial owner thereof. This may result in securities delivered to ICS by the client being registered other than in the name of the Client.

18.8.         ICS may return to the Client collateral other than the original collateral or original type of collateral which has been deposited with ICS. Nothing in this Paragraph shall prevent ICS, at its sole discretion, returning to the client cash equivalent where the original collateral has matured.

18.9.         Any cash, securities or other assets delivered to ICS under this
             Terms of Business may be deposited with or pledged or charged to or otherwise placed as security with an intermediate broker, clearing house or exchange upon such terms as ICS may in its sole discretion agree with such person or persons in respect of its or the Client's obligations and liabilities to that intermediate broker, clearing house or exchange.

18.10.        If securities are deposited with or pledged or charged to or otherwise placed as security with an intermediate broker, clearing house or exchange as aforesaid and if such securities are, in the unlikely event of the default of ICS, subsequently realised the proceeds of sale (to the extent that they exceed the amount owed by the Client to ICS and to the extent that they are returned to ICS and the Client Money Rules of SFA apply) be subject to the pooling rules of the Client Money Rules of SFA. The effect of this is, broadly, that such sale proceeds may be used to meet the claims of other segregated clients in the event of an overall deficiency in client money held for segregated clients of ICS.

19.           SECURITY

19.1.         All cash, investments or other assets of the Client which may at any time be in the possession or control of ICS or carried in the books of ICS for any purpose, including safe-keeping, shall be held by ICS subject to a general lien and right of set off against any liabilities of the Client to ICS whether or not ICS has made advances to the Client in connection with such investments or other assets and irrespective of the number of accounts which the Client may have with ICS.

19.2.         The Client, with full title guarantee and as continuing security for all the Client's liabilities and obligation to ICS under this Terms of Business or otherwise, hereby charges, by way of first, fixed charge and grants a pledge over all securities, documents of or entering title to property, cash or other assets of any nature held by or subject to the control of ICS by way of deposit or margin (or any nominee or custodian of ICS) for the account of the Client (including, without limitation, the benefit of all contractual rights and obligations and any proceeds of sale and any securities or other assets which ICS has agreed to hold as custodian) and grants a general lien and right of set-off as security for the performance of the Client's obligations hereunder and under any transaction or any other obligation of the Client to ICS or any associate of ICS. To the extent that security shall be held by ICS as security for obligation to an associate of ICS, ICS shall hold the benefit of that security as trustee and agent for that associate.

19.3.         ICS shall have, to the greatest extent permitted by law, all of the rights of a secured party with respect to any money or other assets charged to ICS and the Client will, at the request of ICS, take such action as ICS may


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             reasonably require to perfect or enforce any security interest and irrevocably appoint ICS as its attorney to take any such action on its behalf.

19.4.         The Client warrants to ICS that all deposits, margin, cash, securities or other assets of any nature furnished or deposited with ICS by or on behalf of the Client are the sole and beneficial property of the Client or are furnished or deposited with ICS pursuant to this clause with the legal and beneficial owner's unconditional consent and free of such owner's interest and, in any event, will be furnished to or deposited with ICS free and clear of any lien, charge or other encumbrance and undertakes that the Client will not charge, assign or otherwise dispose of or create any interest therein.

20.           FEES, COMMISSIONS AND OTHER EXPENSES

20.1.         ICS's fees and charges for its services will be those specified in
             Appendix B. Such fees or charges may be varied from time to time by ICS by notice in writing to the Client. ICS may share such fees or charges with associates or other third parties and will provide details to the Client on request

20.2.         In addition to the fees and charges referred to in clause 20.1, the Client will, unless otherwise agreed, reimburse ICS on demand with respect to any costs or expenses incurred by ICS in carrying out its duties hereunder including, but not limited to, bank, broking, exchange, custodian, clearing and transaction fees, stamp duty (if any), value added tax and other applicable taxes and charges.

20.3.         ICS retains the right to pass on to the Client any legal or other third party costs incurred in relation to any course of action required by ICS in conjunction with the exercise of any of ICS's rights hereunder, including, without limitation, the preparation of any necessary documentation, costs of legal advice or action, enforcement of any right or remedy, or otherwise as circumstances may require.

20.4.         ICS and any associate shall, unless otherwise agreed in writing with the Client, be entitled to receive and retain any benefit, including any commissions, rebates or reductions (whether from standard rates of commission or otherwise) received in connection with any service or transaction provided or entered into by ICS or any associate hereunder.

21.           WARRANTIES AND UNDERTAKINGS

21.1.         The Client warrants to ICS that, both at the date hereof and at the time of any transaction entered into by ICS for the account of the Client:

           a) if it is a body corporate, it is duly incorporated and validly existing under the laws of the country of its incorporation;

           b) it has and will at all times have the necessary power, authority and consents required to enable it to enter into the Terms of Business with ICS constituted by this Terms of Business and to perform its obligations hereunder and such agreement constitutes legal, valid and binding obligations of the Client enforceable against it;

           c) all necessary authorisations (including, without limitation, any regulatory or governmental consents or approvals) to enable or entitle the Client to enter into and perform its obligations hereunder and to carry on its business have been obtained and are in full force and effect and will remain in such force and effect at all times during the term hereof;

           d) all information supplied by the Client to ICS is true, complete and accurate in all material respects; and

           e) unless specifically agreed to the contrary with ICS, or as otherwise required by the rules of any Exchange, the Client is contracting with ICS and will enter into all transactions with ICS as a principal and will give transactions to ICS to clear only when the Client is dealing as principal and no other person has or will have any interest in any contract or transaction entered into for the account of the Client.

21.2.         The Client irrevocably undertakes to ICS that:

           a) it will provide ICS with all necessary delivery documents, information and payments for settlement of transactions in sufficient time (which may be specifically stipulated by ICS) to enable ICS to confirm transactions, effect delivery, implement instructions and pay and secure settlement or other monies in accordance with the requirements of the relevant transaction, exchange, clearing house or market;

           b) it will duly make or accept delivery of any commodities, securities or other assets underlying any contract or transaction where required under the terms of such contract or transaction;

           c) it will liquidate on demand any debit balance on any account of the Client with ICS;
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           d)  it will notify ICS promptly, and in all cases within any such period of time as ICS may from time to time require, of any transaction entered into by the Client which is to be cleared by ICS together with such additional details as ICS may reasonably require; and

           e) it will notify ICS forthwith, on becoming aware of the same, of any inaccuracies, errors or omissions either in the Client's own accounts or in any information, statement or report received from or provided to ICS.

22.           MATERIAL INTERESTS

22.1.         ICS may without further reference to or consent from the Client effect a transaction with or for the Client notwithstanding that ICS or any associate of ICS has directly or indirectly a material interest of any description in the transaction or has a relationship of any description with any other person such as to place ICS or any associate in a position where its duty or interest in relation to that other person may conflict with its duty to the Client.

22.2.         ICS may, if it considers in good faith that such transaction is in the interests of the Client, effect sales, purchases, or other dealings with itself or any associate or other Clients of ICS or any associate.

22.3.         ICS may employ and pay any associate on reasonable and proper terms to perform custodial, agency or related administrative services, to make deposits or effect foreign exchange transactions or to provide such other services to or for the account of the Client as ICS may determine.

22.4.         Any interests, relationships or arrangements arising under this
             Clause 22 may not be separately disclosed to the Client at the time of the transaction. ICS shall be entitled to exercise its rights and powers under this Clause 22 without accounting to the Client for any profit of ICS or any associate of ICS resulting therefrom.

23.           PAYMENTS

23.1.         All amounts including, without limitation, all margin, fees and charges payable by the Client hereunder shall be due on demand, in such currency as ICS may reasonably determine and shall be paid without set-off, counterclaim or deduction.

23.2.         All sums expressed to be payable to ICS hereunder are exclusive of any VAT or other applicable taxes or duties (together 'Taxes'). All Taxes shall be payable to ICS by the Client at the same time as the sums to which any Taxes relate.

23.3.         All amounts owed by the Client to ICS or any associate, including any costs of collection, shall bear interest, both before and after judgement, from the date when the amounts fall due for settlement until final payment calculated on a day to day basis at such rate as may be defined under the terms of any credit or other facility and otherwise at a rate as set out in Appendix B in respect of the amounts so due. Any such rates may be varied from time to time as may be notified in writing to the Client by ICS.

23.4.         ICS may agree to pay to the Client interest on amounts standing to the credit of the Client's account with ICS at such rates as set out in Appendix B. Any such rates may be varied from time to time as may be notified in writing to the Client by ICS.

23.5.         Until the Client has paid or discharged in full all monies and liabilities owed to ICS or any associate any monies from time to time outstanding to the credit of the Client's account with ICS shall not be due and payable although ICS may, in its absolute discretion, make payments to the Client from any such account or otherwise exercise its rights of set-off or combination or consolidation.

24.           CLIENT MONEY

24.1.         ICS will not treat any of the Client's money as client money as defined by the rules of SFA. This means that the Client's money will not be subject to the protections conferred by the Client Money Rules of SFA and, as a consequence, the Client's money will not be segregated from ICS's money and will be used by ICS in the course of ICS's business. The Client will therefore rank as a general creditor of ICS. Should the Client wish ICS to hold the Client's money as client money, a request should be made in writing and, if ICS agrees to do so, it will do so subject to such terms as may be agreed between ICS and the Client.

25.           COMBINATION AND CONSOLIDATION OF ACCOUNTS AND SET-OFF

25.1.         Without prejudice and in addition to any other rights hereunder or to which it may be entitled at law, ICS, for itself and as agent for any associate to whom it has delegated any of its duties hereunder may, at any time and without notice, notwithstanding any settlement of account or any other matter whatsoever:

             a) combine or consolidate all or any of the accounts of the Client with ICS or any associate established in connection with this Terms of Business, of any nature whatsoever and whether held individually or jointly with others, with all or any liabilities to ICS or any associate under or pursuant to this Terms of Business; or

             b) set-off, transfer or apply any cash, investments, positions or other assets held in or credited to any such accounts including, without limitation, any margin or segregated funds or any proceeds of sale or any indebtedness, liabilities or obligations of ICS or any associate of ICS under or pursuant to this Terms of Business, whether or not expressed in the same currency, including, without limitation, any payment of margin or fees or charges due to ICS or any associate of ICS or payments pursuant to any indemnity under or pursuant to this Terms of Business. For the avoidance of doubt, any reference in this Clause to any indebtedness, obligations or liabilities shall include all indebtedness, obligations or liabilities of any nature under or pursuant to this Terms of Business, whether present or future, actual or contingent, primary or collateral, several or joint, secured or unsecured.

25.2.         The Client agrees that any indebtedness, liability or obligation owed to an associate of ICS under or pursuant to this Terms of Business shall be enforceable by ICS on behalf of and as trustee and agent for, such associate.

25.3.         Where any set-off, consolidation, combination or transfer requires the conversion of one currency to another, such conversion shall be carried out at such rates and in such manner as ICS may reasonably determine.

26.           NETTING UNDER FOA MASTER NETTING AGREEMENT

26.1.         ICS is a member of the Futures and Options Association ('FOA') and is a participant in the FOA initiative to provide greater legal certainty and security to netting arrangements between counterparties.

26.2.         If the Client is domiciled or otherwise subject to the laws and regulations of any of the jurisdictions which permit the use of an FOA Master Netting Agreement ('FOA Agreement'), the FOA Agreement shall, subject to such modifications as are required for such a jurisdiction, be deemed to be incorporated within this Terms of Business. Details of the relevant jurisdictions and copies of the FOA Agreement are available from ICS on request.

26.3          As a consequence of the FOA Agreement, any relevant amounts due to or from the Client shall be capable of netting at the option of either ICS or the Client to the extent permitted by the FOA Agreement. In the event of any conflict between the terms of this Terms of Business and the FOA Agreement, then the FOA Agreement shall prevail, but only to the extent of any such conflict.

27.
             DEFAULT

27.1.         If, at any time:

             a) the Client fails to provide adequate instruction or payment or provide adequate margin or other security or collateral to ICS hereunder when due or required by ICS or if any instructions or documents received by ICS are incomplete, incorrect or otherwise inadequate;

             b) the Client fails duly to perform or commits a breach of any provision of this Terms of Business or the terms of any transactions entered into with or through ICS or any associate of ICS under or pursuant to this Terms of Business, other than an obligation referred to in Paragraph 27.1(a), and such breach, if capable of remedy, is not remedied by the Client within seven calendar days of written notice to remedy the same by ICS;

             c) the Client fails, on demand, to liquidate any debit
                balance on any account the Client may have with ICS or any associate;

             d) the Client (being an individual) dies or has a bankruptcy petition presented against the Client;

             e) the Client (being a partnership) has a bankruptcy petition presented against one or more of the Client's partners or the partnership is wound up or otherwise terminated;

             f) in relation to the Client (being a body corporate) an order is made or resolution passed for the liquidation or winding up of the Client whether compulsory or voluntary (other than for the purpose of a bona fide reconstruction or amalgamation previously approved in writing by ICS such consent not to be unreasonably withheld or delayed); the Client compounds with or enters into any arrangement or composition with or for the benefit of its creditors (or proposes to do so) including any voluntary arrangement as defined in the Insolvency Act 1986; the Client is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or the Client ceases or threatens to cease substantially to carry on its business generally or disposes or threatens to dispose of any material part of its undertaking, assets or revenues;

             g) a receiver, administrator, trustee or similar officer is appointed or an encumbrancer takes possession with respect to any part of the Client's assets, undertaking or revenues or any distress, execution or other process is levied or enforced or saved out upon or against any part of the Client's assets, undertaking or revenues;

             h) a petition is presented for the making of an administration order under the Insolvency Act 1986 in respect of the Client;

             i) in relation to any of the events described in clauses (d), (e),
                (f), (g) or (h) above, circumstances exist under which any such event may occur or similar or analogous proceedings are taken or occur under the law of any other jurisdiction;

             j) any security created by the Client pursuant to this Terms of
                Business becomes enforceable or ceases, for any reason, to constitute good and valid security or any obligation of the Client for the payment or repayment of money, whether present or future, actual or contingent, shall become payable prior to its stated maturity or by reason of default or is not paid when due;

             k) action is taken against ICS, or any associate, or against the
                Client in relation to the Client's activities under the rules of any exchange, clearing house or regulatory authority;

             ICS may, in its sole discretion and without further notice to the Client or prejudice to any other rights or claims of ICS exercise all or any of the remedies specified in Paragraph 27.3 which remedies shall be cumulative so that exercise of any one or more of such remedies shall not preclude exercise of any other.

27.2. ICS shall, at any time, be entitled to suspend this Terms of Business, with regard to new business, with the Client and the Client's rights hereunder for any period reasonably necessary to enable it to determine whether any of the events in Paragraph 27.1 has occurred.

27.3. In any of the circumstances described in Paragraph 27.1, ICS may forthwith, without further notice and without prejudice to any other right or remedy it may have:

             a) require early settlement of any or all transactions entered into by the Client pursuant to this Terms of Business;

             b) cancel, rescind, close out, liquidate, determine or transfer any or all of the Client's open or unperformed orders, contracts or positions notwithstanding that the dates for performance thereof may not have arrived;

             c) sell, charge to any third party, or otherwise dispose of any funds, investments or other property or assets (including cash) held by way of margin or collateral or otherwise subject to the custody or control of ICS or any associate under or pursuant to this Terms of Business;

             d) combine or consolidate any of the Client's accounts with ICS or any associate of ICS under or pursuant to this Terms of Business or exercise any other power conferred by Clause 25;

             e) at the risk and expense of the Client, take such steps
                including, without limitation, demanding additional margin, borrowing on behalf of the Client or entering into sales, purchases or other transactions including any purchase or buy-in to cover short sales as it may reasonably consider to be appropriate;

             f) take any action it may be required to take under the default rules of any exchange or clearing house;

             g) enforce any security it may have in respect of the Client's obligations;

             h) terminate this Terms of Business and all or any related agreements with the Client as ICS may, in its absolute discretion, determine;

             i) serve notice on the Client of the event of default whereupon the
                Client shall be obliged to make immediate payment of all monies due to ICS and to provide full cash cover for all contingent liabilities of ICS in respect of all transactions, positions, orders or investments or other obligations incurred by ICS for or on behalf of the Client or;

             j) take any other action which ICS reasonably considers appropriate to protect its position.

             For the avoidance of doubt no such action shall include or constitute discretionary management as understood within the rules of SFA

27.4          ICS shall have no liability whatsoever to the Client for any loss or liability or loss of profit or gain incurred or suffered by the Client in consequence of any excercise by ICS of any right or remedy hereunder and any purchase, sale, transaction or other action may be undertaken by ICS at such price and on such terms as ICS shall determine provided that it shall at all times seek to act in such a way as it reasonably believes will minimise any potential loss and maximise any potential benefit to the Client. The Client irrevocably appoints ICS as its attorney to take action in the name of the Client for the purpose of exercising any right or remedy hereunder.

27.5.         In exercising any right or remedy pursuant to this Clause 27, ICS is authorised to effect such currency conversions and enter into such foreign exchange transactions with, or on behalf of, the Client, as may reasonably be necessary, at such rates and in such manner as ICS may reasonably determine.

27.6.         Any restrictions on the power of ICS to sell or otherwise deal with assets of the Client charged to ICS contained in the Law of Property Act 1925 or any other applicable law are, to the extent permitted by that law, excluded.


28.           LIMITATION OF LIABILITY


28.1.         Neither ICS nor any of its directors or employees shall be under any liability whatsoever for any loss or damage sustained by the Client, including any consequential loss, loss of profit or loss of trading opportunity, as a result of any actual or proposed transactions or as a direct or indirect result of any services provided by ICS or any associate hereunder, including, without limitation, any loss or damage resulting, directly or indirectly, from:

             a) any failure or delay or default on the part of the Client or any third party which is not an associate of ICS, including any exchange or clearing house, in providing accurate information or performing its functions;

             b) any event or circumstance beyond the reasonable control of ICS including, but not limited to, any failure or defective performance of any communication, settlement, computer or accounting system or equipment; or

             c) any reliance placed by the Client on any market or other information supplied to the Client by ICS or any associate not relating to the services hereunder. Such information may be unverified and no representation or warranty is given as to the accuracy or reasonableness of such information.

28.2.         Nothing in Paragraph 28.1 will exclude any liability of ICS, its associates or any of their respective directors, employees or agents for any loss suffered by the Client such as is caused by the wilful negligence, default or fraud of ICS, its associates or any of their respective directors or employees.

28.3.         Nothing in this Terms of Business will exclude or restrict any duty or liability or will entitle ICS to be compensated or indemnified against the consequences to ICS of any contravention by ICS of any duty which arises under the FSA, the rules of SFA or the rules and regulations of any relevant exchange which may not be excluded or restricted.

29.           INDEMNITY

29.1.         Notwithstanding any termination of this Terms of Business the
             Client shall agree to indemnify and keep indemnified on a continuing basis ICS, its directors or employees on reasonable demand from and against all demands, claims, liabilities, losses, damages, costs and expenses whatsoever including all interest, penalties, reasonable legal and other costs and expenses, together with value added tax and similar taxes (other than corporation tax on the overall net income of ICS or any associate thereon) made, suffered or incurred, directly or indirectly, by ICS, its directors or employees as a result of:

             a) the due performance by ICS of its obligations or the provision of its services hereunder; or

             b) any default, breach or failure by the Client in the performance of its obligations hereunder including, without limitation, any failure to make delivery or to meet margin calls; or

             c) any representation or warranty given by or on behalf of the
                Client being untrue or misleading in any material respect; or

             d) the occurrence of any of the events referred to in Paragraph 27;

                save to the extent the same arises from the negligence, default, breach of this Terms of Business or fraud of ICS, its directors or employees.


29.2.         The Client undertakes to indemnify ICS on demand against any loss or liability incurred by ICS, together with any related legal or other expenses incurred by ICS, in acting upon instructions which ICS believes, in good faith, to have been received from any authorised employee, agent, officer or other representative of the Client or from any duly authorised third party.

30.           CONFIDENTIALITY

30.1.         ICS undertakes to keep and treat as confidential any information concerning the business, assets, dealings or affairs of the Client, always provided that:

             a) such undertaking shall not extend to information which is already within the public domain or to disclosure by ICS to an associate where reasonably required in connection with this Terms of Business; and

             b) ICS shall be permitted to disclose such information if legally required to do so or if requested to do so by any regulatory authority or Exchange having jurisdiction over ICS or the Client.

31.           DELEGATION AND ASSIGNMENT OF POWERS

31.1.         ICS may delegate or otherwise assign to any of its associates or successors from time to time in existence any of its powers, duties or benefits hereunder.

31.2.         The Client's rights and obligations arising out of this Terms of
             Business or interest in any monies or securities or other assets of the Client held or controlled by ICS or any nominee or custodian of ICS for the time being may not be assigned or otherwise transferred without ICS's prior written consent.

32.           VARIATION

32.1.         Without prejudice to any outstanding order or transaction or any rights or obligations subsisting at such time, ICS shall have the right to amend or revoke the terms and conditions of this Terms of Business at ICS's absolute discretion. Such amendment or revocation shall be notified to the Client in writing and shall be deemed to have been accepted by the Client unless written notice of objection is received within five business days after the deemed date of receipt of such notification.

32.2.         This Terms of Business will be considered to be amended, mutatis mutandis, without separate confirmation, for any change to the rules of SFA or any relevant statute or rules and regulations which come into effect after the date of this Terms of Business.

33.           SEVERABILITY

33.1.         If at any time any provision herein is or becomes illegal, invalid or unenforceable in any respect by virtue of any law of any jurisdiction or otherwise, neither the legality, validity or enforceability of any other provision hereof or of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

34.           LIFFE RULES

34.1.         As a member of LIFFE, ICS is required by the rules of LIFFE to include certain terms (as amended from time to time by LIFFE) as part of ICS's Terms of Business agreement with the Client. These terms apply in relation to any LIFFE business and, where expressly provided otherwise, to non-LIFFE business and are set out in Appendix C.

35.          WAIVERS

35.1.         Any failure by ICS or the Client to insist upon strict compliance with this Terms of Business shall not constitute nor be deemed to constitute a waiver by it of any of its rights or remedies. The rights and remedies conferred upon ICS and the Client hereby shall be cumulative and the exercise or waiver of any part thereof shall not preclude or inhibit the exercise of any other or additional rights and remedies.

36.           NOTICES AND INSTRUCTIONS

36.1.         Any instruction, notice or communication given hereunder or in connection herewith shall be sufficiently given or served if delivered to the Client personally or if sent by first class post, telex or facsimile to the Client at the address stated herein or to such other address as shall from time to time have been notified in writing by the Client to ICS for such purposes in accordance with the provisions of this Clause.

36.2.         Any such instruction, notice or communication shall be deemed to have been received by the Client on the same business day as dispatched by ICS if delivered to the Client personally or if sent by telex or facsimile to the Client or to have been received on the third business day after the date of posting if sent by first class post.

37.           TERMINATION

37.01.        ICS may terminate this Terms of Business at any time by giving the
             Client one months' notice in writing or forthwith upon written notice in any of the circumstances set out in Clause 27, or upon any of the following events:

             a) any judgement or order is entered against the Client, in relation to Paragraph 27.1 k) or otherwise, which has, or may have, in the reasonable opinion of ICS, a material adverse effect on the reputation or financial standing of ICS, any associate or the Client;

             b) it is determined that, or ICS has reasonable cause to believe that, any information or assertion provided or made to ICS is, or becomes, or will become, in any material way inaccurate or misleading; or

             c) ICS, in its absolute discretion, considers it necessary or desirable for its own protection of the Client;

37.2.         The Client may terminate this Terms of Business at any time by giving ICS three months' notice in writing. ICS may agree to accept a lesser period of notice but, in the event that it does so, reserves the right to charge fees as may be appropriate for the entirety of such three month period.

37.3.         Any termination of this Terms of Business will not prejudice any accrued rights or obligations relating to any transaction effected prior to termination or any right or remedy available to ICS or any associate or any provision of this Terms of Business intended to survive termination.

38.           FORCE MAJEURE

38.1          It is hereby agreed that ICS shall not be liable or have any responsibility of any kind to the Client for the non-performance of any of ICS's obligations hereunder or any loss or damage thereby incurred by reason of any cause beyond the control of ICS, including any breakdown or failure of transmission or communication or computer facilities, postal or other strikes or similar industrial action and the failure of any relevant exchange, clearing house and/or broker for any reason to perform its obligations.

39.           APPLICABLE RULES AND REGULATIONS

39.1.         All transactions undertaken by ICS shall be subject to the rules and regulations, provisions and usages of any relevant Exchange or clearing house and to all applicable laws or regulations.

39.2.         In the event of any conflict between this Terms of Business and any mandatory provision of the rules of SFA or the rules of any other regulatory authority or Exchange which ICS is from time to time regulated by or a member of, the rules of SFA or the rules of such regulatory authority or Exchange shall, to the extent of any conflict, prevail.

40.           GOVERNING LAW AND JURISDICTION

40.1.         This Terms of Business shall be governed by and construed in accordance with English Law.

40.2.         Subject to the arbitration provisions relating to LIFFE contained in Appendix C the Client irrevocably submits to the exclusive jurisdiction of the English courts to settle any dispute or claim which may arise out of or in connection with this Terms of Business always provided that this shall not prevent ICS or the Client bringing an action in the courts of any other competent jurisdiction.

AGREEMENT AND ACCEPTANCE

Acknowledgement of the Client's acceptance of this Terms of Business is evidenced by signing and returning to the Company the duplicate of this Terms of Business.


Yours sincerely

For and on behalf of MeesPierson ICS Limited






DIRECTOR                                     COMPLIANCE OFFICER





            -------------------------------------------------------------------
I AGREE WITH AND ACCEPT THE TERMS AND CONDITIONS SET OUT IN THIS TERMS OF BUSINESS.


Accepted by:

Signed:                  /s/ AUBREY JUDSON ELLIS
                         ------------------------------
Name (capitals):         Aubrey Judson Ellis
                         ------------------------------
For and on behalf of:    Hull Trading Asia Limited
                         ------------------------------
Dated:                   March 11, 1998
                         ------------------------------